UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2007 (August 7, 2007)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers' Compensatory Arrangements of Certain Officers.

On August 7, 2007, the Company announced that at a meeting held on August 7, 2007, its Board of Directors (the "Board") selected Mr. Neal J. Keating, 51, as the next President and Chief Executive Officer of the Company.  Mr. Keating will join the Company on September 17, 2007 (the "Effective Date") as President and Chief Operating Officer for a brief interim period, to be followed by his appointment as President and Chief Executive Officer on or before January 1, 2008.  Mr. Paul R. Kuhn, the Company's current Chairman, President and Chief Executive Officer will retain the title of Chairman following Mr. Keating's appointment as Chief Executive Officer until Mr. Kuhn's retirement from the Company, which is scheduled to occur on February 21, 2008.

On August 7, 2007, the Board also approved an increase in the number of directorships from nine (9) to ten (10) in order to accommodate the appointment of Mr. Keating as a Class II director on the Effective Date. His initial term as a director will expire at the 2008 Annual Meeting of Shareholders. Mr. Keating will not serve on any of the Board's committees.

Mr. Keating's most recent position was Chief Operating Officer at Hughes Supply, a $5.4 billion industrial distributor that was acquired by Home Depot in 2006.  Prior to that, from August 2002 to June 2004, he served as Managing Director/Chief Executive Officer of GKN Aerospace, a $1 billion aerospace subsidiary of GKN, plc, serving also as Executive Director on the Main Board of GKN plc and as a member of the Board of Directors of Agusta-Westland.   From 1978 to July 2002, Mr. Keating served in increasingly senior positions at Rockwell International and as Executive Vice President and Chief Operating Officer of Rockwell Collins, Commercial Systems, a $1.7 billion commercial aerospace business from 2001 through 2002.  Mr. Keating graduated from the University of Illinois in 1977 with a degree in electrical engineering and obtained an Executive MBA in 1988 from the University of Chicago.

On August 7, 2007, the Board approved, and the parties have signed, an Executive Employment Agreement and Change in Control Agreement, which are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference.  The following summary of the Executive Employment Agreement and Change in Control Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibits 10.1 and 10.2.

Executive Employment Agreement (the "Employment Agreement")

The Company's commitment to name Mr. Keating to the posts described above is set forth in the Employment Agreement as are the following terms:

Employment Agreement

Term; Cash Compensation

The term of the Employment Agreement is three (3) years, beginning on the Effective Date, subject to annual renewal thereafter.  Mr. Keating's initial annual base salary will be $640,000, which will be increased to $675,000 on January 1, 2008, and any increases thereafter will be at the discretion of the Board. There will be no further increase in salary associated with Mr. Keating's appointment as President and Chief Executive Officer, as described above.  Mr. Keating will participate in the Company's Cash Bonus Plan and his target bonus will be at 80% of annual base salary. His bonus for plan year 2007 will be prorated to reflect the number of days from the Effective Date to December 31, 2007, divided by 365 and will otherwise be determined in accordance with the terms of the Company's Cash Bonus Plan.

Restricted Stock Award

The Company has agreed to provide Mr. Keating, on the Effective Date, with a restricted stock award of 20,000 shares of Common Stock under the terms of the Company's 2003 Stock Incentive Plan. Generally, restrictions will lapse at the rate of twenty percent per year, beginning one year after the grant date. Lapsing of restrictions may be accelerated upon death, disability, retirement or upon termination of employment following a change in control event or in other termination of employment circumstances in accordance with Mr. Keating's  Employment Agreement and Change in Control Agreement. The award will be considered and approved by the Personnel and Compensation Committee of the Board on or before the Effective Date.

Supplemental Employees' Retirement Plan

At its meeting on August 7, 2007, the Board approved Mr. Keating as a participant in the Company's Supplemental Employees' Retirement Plan, an unqualified excess benefits plan which generally makes each participant "whole" for the benefits that cannot be provided under the Company's tax-qualified defined benefit pension plan due to limits under federal tax law.

Long-Term Incentive Program

The Company has also agreed that Mr. Keating will participate in the long-term incentive program feature of the Company's 2003 Stock Incentive Plan effective for the performance period beginning January 1, 2008. His target percentage for that performance period will be 160%.

Other Employment Benefits

Mr. Keating will also receive the following benefits:

Life Insurance. In accordance with the terms of the Company's Senior Executive Life Insurance Program, Mr. Keating will be provided with $1.2 million of life insurance coverage. At its meeting on August 7, 2007, the Board also approved the Company's continued payment of policy premiums should Mr. Keating retire from active service with the Company at or after age 62 under the Company's tax-qualified defined benefit pension plan.

Vacation.  Mr. Keating will be entitled to four (4) weeks' vacation per year and otherwise in accordance with the Company's Vacation Policy.

Automobile.  In accordance with the Company's Perquisites Policy, the Company will lease a vehicle of Mr. Keating's choice, with a stipulated cost up to $80,000.

Moving Expenses.  The Company will pay Mr. Keating's reasonable relocation expenses, including but not limited to storage, transportation, meals and incidentals, reasonable costs related to the sale of his current home with a maximum of 6% real estate commission, reasonable closing costs for purchase of a home in Connecticut, and a tax gross-up for those reasonable expenses that are not tax deductible to him.

Tax and Estate Planning Services.  At its meeting on August 7, 2007, the Company approved the addition of Mr. Keating to the group of executives for whom tax accounting and tax and estate planning services are provided on an annual basis, subject to a current overall limitation of $70,000 for the group.

Initiation Fee for Club Membership.  The company has also agreed to pay the initiation fee for one club membership of Mr. Keating's choice, up to $20,000 and otherwise in accordance with the Company's Perquisites Policy.

Severance Benefits

Mr. Keating shall be entitled to severance benefits only if (1) his employment is terminated without “cause” (as defined) or he resigns with “good reason” (as defined) during the Employment Term, and (2) he signs a release agreement.

a)         Severance benefits payable to Mr. Keating upon a termination of employment without cause or resignation for good reason are:

i)         unpaid base salary through the date of termination, any accrued vacation, any unpaid bonus or long-term performance award  ("LTIP") with respect to a completed performance period, reimbursement for any unreimbursed expenses through the date of termination and all accrued and vested benefits under the Company's compensation and benefit plans, programs and arrangements (collectively, “Accrued Benefits”);

ii)         a pro-rata portion of Mr. Keating's annual bonus for the performance year in which the termination occurs;

iii)         a lump-sum payment equal to two times Mr. Keating's base salary and most recent bonus paid or earned, subject to a reduction as set forth in the employment agreement if termination of employment occurs within two years of Mr. Keating's “retirement eligibility date” (as defined);

iv)         pro-rata payment of each outstanding LTIP award for which the performance period has not yet been completed based on 100% of the target value;

v)         title to Mr. Keating's Company automobile on an “as is” basis, with the automobile's fair market value being taxable to him; and

vi)         continued participation at the Company's expense for up to 24 months in all medical, dental and vision plans which cover him and his eligible dependents, subject to offset due to future employment.

b)         If Mr. Keating is discharged with cause or resigns without good reason, Mr. Keating will receive only his Accrued Benefits.

c)         If Mr. Keating's employment is terminated due to his death or disability, Mr. Keating or his estate, as applicable, will receive his Accrued Benefits and a pro-rata portion of his annual bonus for the performance year in which his death or disability occurred.

d)         If Mr. Keating retires, he will receive (i) a pro-rata portion of his annual bonus for the year of retirement, (ii) pro-rata vesting of LTIP awards, (iii) title to the Company automobile on an “as is” basis, with the automobile's fair market value being taxable to him, and (iv) the Accrued Benefits.

e)         Mr. Keating's outstanding equity awards shall become fully vested upon (i) his “retirement” (as defined), (ii) the termination of his employment without cause, for “disability” (as defined), or due to death, (iii) his resignation for good reason, or (iv) a “change in control” (as defined).

Mr. Keating has agreed that in the event he is entitled to receive severance benefits upon termination of employment, he will not solicit the employees of the Company and its subsidiaries for 2 years following the date of termination and will refrain from competing with the Company and its subsidiaries until his retirement eligibility date or two years from the date that his employment terminates, whichever is earlier.

Following termination of employment for any reason, Mr. Keating will assist and cooperate with the Company and its subsidiaries regarding any matter or project in which he was involved during his employment. The Company shall compensate Mr. Keating for any lost wages or expenses associated with such cooperation and assistance.

The parties have agreed in good faith to amend the Employment Agreement as may be required to comply with final regulations issued by the Treasury Department under Section 409A of the Internal Revenue Code without materially impacting the economic cost to the Company or economic value to Mr. Keating.

Change in Control Agreement

The Change in Control Agreement provides Mr. Keating with enhanced severance protection after a "change of control" of the Company (as defined in the Change in Control Agreement and consistent with the agreements of other Company executives). The term of the Change in Control Agreement is five (5) years, subject to annual renewal thereafter.

The terms of the Change in Control Agreement include the following:

a)         If Mr. Keating's employment is terminated for any reason following a change in control (as defined), he will be entitled to all Accrued Benefits (as defined above) as of the time of employment termination.

b)         If Mr. Keating's employment is terminated due to death, “disability” or “good reason” (as defined in the Change in Control Agreement) then he shall receive a pro-rata portion of his annual bonus for the performance year in which the termination occurs at the time that annual bonuses are paid to other senior executives.

c)         If Mr. Keating's employment is terminated without cause or by Mr. Keating for good reason within 90 days prior to the execution of a purchase and sale agreement resulting in a change in control or anytime thereafter until the second anniversary of a change in control, he will be entitled to receive the following “Severance Benefits”:

i)         lump-sum cash payment equal to the three times his base salary plus three times the last annual bonus paid or awarded to him in the three years preceding the date of termination;

ii)         continued participation at the Company's expense for 24 months in all medical, dental and vision plans which cover him and his eligible dependents, subject to offset due to future employment;

iii)         full vesting of his outstanding equity awards;

iv)         payment of his long term incentive program awards at 100% of the target value of the award;

v)         an additional three years of credited and continuous service under the Kaman Corporation Supplemental Employees' Retirement Plan ;

vi)         benefits under the post-retirement health care plans if he would have otherwise become eligible for those benefits by remaining employed through the second anniversary of the employment termination date;

vii)         prepayment of premiums under any life insurance policy insuring his life and ownership of such policy;

viii)       reimbursement for up to $30,000 (in the aggregate) for outplacement services and relocation costs until the earlier of the first anniversary of the date of termination or the first day of employment with a new employer; and

ix)         title to his Company automobile, with the automobile's fair market value being taxable to him.

Mr. Keating shall be entitled to Severance Benefits under the Change in Control Agreement only if (1) he signs a release agreement, and (2) he agrees not to compete with the Company and its subsidiaries or to solicit their employees during the 2-year period following termination of employment. Following termination of employment, Mr. Keating will assist and cooperate with the Company regarding any matter or project in which he was involved during his employment and the Company shall compensate him for any lost wages or expenses associated with such assistance and cooperation.  The parties have also agreed in good faith to amend the Change in Control Agreement as may be required to comply with the final regulations issued by the Treasury Department under Section 409A of the Internal Revenue Code without materially impacting the economic cost to the Company or economic value to Mr. Keating.

Coordination Between Employment Agreement and Change in Control Agreement

Mr. Keating will not be entitled to receive full severance benefits under both the  Employment Agreement and the Change in Control Agreement. A tax gross-up for excise taxes under Section 4999 of the Internal Revenue Code (and income taxes on the gross-up) that become payable by Mr. Keating will be paid only if payments (including vesting of outstanding equity compensation awards) contingent on a change in ownership or control of the Company exceed the maximum amount (as determined under applicable tax rules) that Mr. Keating could receive without having any such payments become subject to such tax by at least $100,000.

Item 9.01  Financial Statements and Exhibits

(c)         Exhibits

The following documents are filed as  Exhibits herewith:

Exhibit 99.1 - Press Release dated August 7, 2007 announcing the appointment of Neal J. Keating

Exhibit 10.1 - Executive Employment Agreement dated August 7, 2007 between Kaman Corporation and Neal J. Keating and Offer Letter dated August 7, 2007

Exhibit 10.2 – Change in Control Agreement dated August 7, 2007 between Kaman Corporation and Neal J. Keating

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: August 7, 2007

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

99.1	Press release dated August 7, 2007	Attached

10.1	Executive Employment Agreement dated August 7, 2007 between Kaman Corporation and Neal J. Keating and Offer Letter dated August 7, 2007	Attached

10.2	Change in Control Agreement dated August 7, 2007 between Kaman Corporation and Neal J. Keating	Attached